UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 29, 2010

FEDERAL HOME LOAN BANK OF ATLANTA
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51845	56-6000442
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1475 Peachtree Street, NE
Atlanta, GA 30309
(Address of principal executive offices)

(404) 888-8000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On October 29, 2010, the Federal Home Loan Bank of Atlanta (the "Bank") sent a notice to each current shareholder of the Bank announcing that it will repurchase up to $300 million of subclass B2 activity-based excess capital stock on November 15, 2010. The amount of activity-based excess stock to be repurchased from any individual shareholder will be based on the shareholder's total capital stock as of November 5, 2010 and an allocation methodology as described in the notice. Attached as Exhibit 99.1 to this Current Report on Form 8-K is a copy of the form notice.

Item 8.01. Other Events.

On October 29, 2010, the board of directors of the Federal Home Loan Bank of Atlanta declared a dividend for the third quarter of 2010. Attached as Exhibit 99.2 to this Current Report on Form 8-K is a copy of the related press release.

Item 9.01. Exhibits.
99.1	Form of Notice to Current Shareholders, dated October 29, 2010
99.2	Press Release, dated October 29, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Atlanta

Date: October 29, 2010	By: /s/Steven J. Goldstein
Steven J. Goldstein
Executive Vice President and
Chief Financial Officer